                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          ---------------------------

         Date of Report (Date of earliest event reported) May 22, 1996

                            DADE INTERNATIONAL INC.
- ------------------------------------------------------------------------------

            (Exact name of registrant as specified in its charter)


           Delaware                33-90462                   36-949533
 (State or other jurisdiction    (Commission                (IRS Employer
       of incorporation           File Number)            Identification No.)

- ------------------------------------------------------------------------------

                             1717 Deerfield Road
                           Deerfield, IL  60015-0778
- ------------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (847) 267-5300

                                Not Applicable
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


                            Exhibit Index on page 5

Item 2.         Acquisition of Assets.

        As of May 7, 1996, Dade Chemistry Systems Inc. ("Dade Chemistry"), an affiliate of Dade International Inc. (the "Company"), completed its acquisition (the "Acquisition") of the in vitro diagnostics business ("DuPont IVD") of E.I. du Pont de Nemours and Company and certain of its affiliates ("DuPont"). As consideration for the Acquisition, Dade Chemistry paid approximately
$513.0 million in cash to DuPont at the closing of the Acquisition (the "Closing"), which amount is subject to post-Closing adjustments that provide that the purchase price will be (i) increased or decreased to the extent the accounts receivable, inventories and other miscellaneous assets of DuPont IVD as of the date of the Closing exceeds or was less than, respectively, the accounts receivable, inventories and miscellaneous assets of DuPont IVD as of December 31, 1994, and (ii) decreased to the extent the amount of capital expenditures made through the date of Closing was less than an agreed upon target.

        Pursuant to the purchase agreement related to the Acquisition, DuPont has agreed to retain, and/or indemnify Dade Chemistry from certain liabilities and obligations relating to DuPont IVD, including liabilities and obligations relating to pre-Closing accounts payable and accrued expenses, taxes, employee compensation and other benefits (including post-retirement medical and life insurance benefits), environmental matters and other matters as specified in such purchase agreement.

        In connection with the Acquisition, the Company refinanced (the "Refinancing") its existing bank indebtedness by entering into a credit agreement with certain banks (the "Bank Credit Agreement") to incur borrowing thereunder and repurchased its then outstanding 13% Senior Subordinated Notes due 2005 pursuant to a tender offer at a price of 118% of their principal amount plus accrued interest up to, but not including, the date of purchase.

        Funding for the Acquisition and the Refinancing consisted of:
(i) gross proceeds from a private placement of the Company's 11 1/8% Senior Subordinated Notes due 2006 of $350.0 million; (ii) borrowings under the Bank Credit Agreement of $510.0 million; and (iii) existing cash on hand. The Bank Credit Agreement consists of $460.0 million of term loans and a $125.0 million revolving credit facility, of which $50.0 million was drawn down at the Closing.

                Facilities and Employees.

Following the Acquisition, Dade Chemistry will operate these two manufacturing facilities:

                                       Floor Area                    No. of
      Location         No. Of Sites     (Sq. Ft.)   Owned/Leased  Personnel(1)
      --------         ------------    ----------   ------------  ------------
 Glasgow, Delaware....      1            447,000       Owned          620

 Newtown, Connecticut.      1             22,000       Leased         118
                           ---           -------                     ----
       Total..........      2            469,000                      738
                           ===           =======                     ====

__________
(1) Personnel numbers include temporary employees but do not include personnel associated with, but not housed at, the locations (e.g., sales representatives and technical support specialists).

        As of December 31, 1995, DuPont IVD had approximately 1,900 full-time and part-time employees, 1,660 in the United States (including Puerto Rico), 160 in Europe, 30 in Japan and 50 in other locations around the world.

                Employment Agreement with Executive Officer.

        In connection with the Acquisition, Dade Chemistry intends to enter into an employment agreement with Robert W. Brightfelt. Since the Acquisition, Mr. Brightfelt has served as an Executive Vice President, responsible for the routine chemistry, speciality chemistry and point-of-care product lines, and a Director of the Company.


Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits.

     (a)        Financial Statements of Business Acquired.

                i) See "Index to Financial Statements and Schedules" on page F-1 hereof for the historical financial information of DuPont IVD for the fiscal years ended, and as of, December 31, 1994 and 1995. Information needed to file the required historical financial information of DuPont IVD for the fiscal year ended December 31, 1993 is currently unavailable. The Company intends to file the required historical financial information as soon as practical, but in any event, not later than August 31, 1996.

     (b)        Pro Forma Financial Information.

                i) Information needed to file the required pro forma financial information related to the Acquisition for the first quarter of 1996 is currently unavailable. The Company intends to file the required pro forma financial information as soon as practicable but in any event, not later than August 31, 1996.

     (c)        Exhibits.

2.1 Asset Purchase and Sale Agreement between E.I. du Pont de Nemours & Company and Dade Chemistry Systems Inc. dated as of December 11, 1995 as amended and restated on May 7, 1996.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Dade International Inc.





                                        By:     /s/ Scott T. Garrett
                                                -----------------------
                                        Name:   Scott T. Garrett
                                        Title:  President and Chief
                                                Executive Officer



Dated: May 22, 1996

                         INDEX TO FINANCIAL STATEMENTS

                                   DUPONT IVD

                                                                           Page
                                                                           ----
Report of Independent Accountants........................................  F-2
Combined Statement of Operations for the years ended December 31, 1994 and 1995................................................................  F-3
Combined Statement of Net Assets to be Sold at December 31, 1994 and
 1995....................................................................  F-4
Notes to Combined Financial Statements...................................  F-5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
E. I. du Pont de Nemours and Company

  We have audited the accompanying combined statement of net assets to be sold of In Vitro Diagnostics (the "Business"), a division of E. I. du Pont de Nemours and Company (the "Company"), at December 31, 1995 and 1994, and the related combined statement of operations of the Business for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission and on the basis of presentation as described in Note 1, to present the combined net assets of the Business to be sold to Dade International Inc. ("Dade") and the related combined results of operations of the Business and are not intended to be a complete presentation of the Business' financial position or cash flows.

  In our opinion, the combined financial statements present fairly, in all material respects, the combined net assets of the Business to be sold to Dade at December 31, 1995 and 1994, and the combined results of operations of the Business for the years then ended, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
March 14, 1996

                              IN VITRO DIAGNOSTICS
              (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

                 COMBINED STATEMENT OF OPERATIONS [SEE NOTE 1]
                             (DOLLARS IN MILLIONS)

                                                                   YEAR ENDED
                                                                   DECEMBER 31
                                                                  -------------
      SEE
      NOTE                                                         1995   1994
      ----                                                        ------ ------
      3    Sales...............................................   $341.8 $325.9
           Other Income........................................      2.9    3.7
                                                                  ------ ------
           Total Revenues......................................    344.7  329.6
      6    Cost of Goods Sold and Other Operating Expenses.....    181.5  172.9
      4    Selling, General and Administrative Expenses........    108.8  102.6
           Research and Development Expense....................     33.7   33.6
      5    Restructuring Charges...............................      --    13.3
                                                                  ------ ------
           Income Before Interest Expense and Taxes............     20.7    7.2
      2    Interest Expense....................................      7.6    6.8
                                                                  ------ ------
           Income Before Income Taxes..........................     13.1    0.4
      2, 7 Provision for Income Taxes..........................      3.7   (0.9)
                                                                  ------ ------
           NET INCOME..........................................   $  9.4 $  1.3
                                                                  ====== ======



            See accompanying Notes to Combined Financial Statements.

                              IN VITRO DIAGNOSTICS
              (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

            COMBINED STATEMENT OF NET ASSETS TO BE SOLD [SEE NOTE 1]
                             (DOLLARS IN MILLIONS)

                                                DECEMBER 31
                                               -------------
      SEE
      NOTE                                      1995   1994
      ----                                     ------ ------
           ASSETS
        3  Accounts Receivable Trade--Net      $ 74.2 $ 65.0
        8  Inventories                           33.1   31.1
        9  Property, Plant and Equipment        184.8  208.0
           Less: Accumulated Depreciation       112.3  128.0
                                               ------ ------
           Net Property, Plant and Equipment     72.5   80.0
                                               ------ ------
           Other Assets                           8.6   10.4
                                               ------ ------
           TOTAL ASSETS TO BE SOLD             $188.4 $186.5
                                               ====== ======
           LIABILITIES
           Product Warranty                    $  3.1 $  2.0
           Deferred Service Revenue              11.8   16.2
                                               ------ ------
           TOTAL LIABILITIES TO BE ASSUMED     $ 14.9 $ 18.2
                                               ------ ------
           NET ASSETS TO BE SOLD               $173.5 $168.3
                                               ====== ======


            See accompanying Notes to Combined Financial Statements.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN MILLIONS)

NOTE 1. BASIS OF PRESENTATION

  On December 11, 1995, E. I. du Pont de Nemours and Company ("DuPont") entered into an Asset Purchase and Sale Agreement (the "Agreement") with Dade International Inc. ("Dade") for the sale of DuPont's worldwide In Vitro Diagnostics operations (the "Business"). The Business designs, manufactures and markets clinical analyzers and reagents, and provides related equipment service and customer support for hospitals and alternative care markets worldwide.

  Under the terms of the Agreement, on or about April 30, 1996 (the "Closing Date"), DuPont will sell to Dade essentially all of the assets related to DuPont's operation of the Business in the following countries:

   NORTH AMERICA         SOUTH AMERICA         EUROPE           ASIA PACIFIC
   -------------         -------------         ------           ------------
   United States         Venezuela             Belgium          Japan
   Canada                                      France           Australia
   Puerto Rico                                 Germany
                                               Italy
                                               Netherlands
                                               Spain
                                               Switzerland
                                               United Kingdom

The major manufacturing operations of the Business are conducted at Glasgow, DE, and through October 1995, at Manati, Puerto Rico. Operations in Puerto Rico were transferred to the U.S. during 1995 [See Note 5]. In addition, the Business has other manufacturing operations at Newtown, CT and a warehouse (World Parts Center) in Atlanta, GA.

  Under the terms of the Agreement, Dade will assume the deferred service and product warranty liabilities of the Business. Other liabilities, which will be retained by DuPont, in general, are not specifically identifiable with the Business. Accordingly, a Combined Statement of Net Assets to be Sold is presented in lieu of a statement of financial position.

  Throughout the periods covered by the Combined Financial Statements, the Business' U.S. operations were conducted and accounted for as a division of DuPont's Medical Products Strategic Business Unit ("Medical SBU"). Non-U.S. operations of the Business were conducted in each country through DuPont subsidiaries that included other DuPont businesses.

  Historically, financial statements were not prepared for the Business. These Combined Financial Statements have been derived from DuPont's historical accounting records and are presented as if the operations of the Business in each country had been conducted exclusively within a wholly-owned subsidiary of the DuPont subsidiary in that country.

  Under DuPont's centralized cash management system, cash requirements of the Business were generally provided directly to the Business by DuPont, and cash generated by the Business was generally remitted directly to DuPont. Transaction systems (e.g., payroll, employee benefits, freight, and accounts payable) used to record and account for cash disbursements were provided by centralized DuPont organizations. Most of these corporate systems are not designed to track liabilities and payments on a business specific basis. Accordingly, it is not practical to determine liabilities associated with the Business for the above items; therefore, such liabilities cannot be included in the Combined Financial Statements. Given these constraints, a statement of cash flows is not presented; thus, only certain supplemental cash flow information is available as presented in Note 12.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The Combined Statement of Operations includes all revenues and costs attributable to the Business, including 1) costs for facilities, functions and services used by the Business at sites shared with other DuPont operations, 2) costs for certain functions and services performed by centralized DuPont organizations directly charged to the Business, 3) allocations of DuPont's Medical Products SBU management expense and 4) allocations of interest expense [See Notes 2 and 4].

  All of the allocations and estimates in the Combined Financial Statements are based on assumptions that DuPont management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated as a separate entity.

  Transactions among the Business and other DuPont operations have been identified in the Combined Financial Statements as transactions among related parties to the extent practicable. [See Note 4.]

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Combination

  The Combined Financial Statements include the accounts of the various units comprising the Business. All material transactions and accounts among the units have been eliminated in combination.

 Revenue Recognition

  Sales and related cost of goods sold are included in income when goods are shipped to the customer. Service revenues are recognized ratably over the life of the service agreement or as service is performed, if not under a service agreement. Revenue on equipment leased to customers is recognized over the term of the lease.

 Inventories

  U.S. inventories are valued at the lower of aggregate cost or market, with cost being determined by the last-in, first-out (LIFO) method. Non-U.S. inventories, as well as stores and supplies, are valued at the lower of aggregate cost or market, with cost being determined by the average cost method. Elements of cost in inventory include raw materials, direct labor and manufacturing overhead.

 Property, Plant and Equipment (PP&E)

  PP&E is carried at cost and, for PP&E acquired subsequent to 1994, is depreciated using the straight-line method. PP&E acquired prior to 1995 is generally classified in depreciable groups and depreciated under the sum-of-the-years' digits method. This change in depreciation method did not have a material effect on 1995 results, and was made to conform with the common industry practice, which management considers to be preferable.

  Depreciation rates are based on estimated useful lives of 15 to 25 years for buildings, 4 to 8 years for equipment leased to customers, and 5 to 25 years for all other equipment.

  Generally, for PP&E acquired prior to 1991 the gross carrying value of PP&E surrendered, retired, sold or otherwise disposed of is charged to accumulated depreciation and any salvage or other recovery therefrom is credited to accumulated depreciation. For disposals of PP&E acquired after 1990, the gross carrying value and related accumulated depreciation are removed from the accounts and included in determining gain or loss on such disposals.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Maintenance and repairs are charged to operations; replacements and betterments are capitalized.

 Research and Development Expenses

  Research and development costs are charged to expense when incurred.

 Interest Expense

  Interest expense is determined by DuPont based on consolidated indebtedness and, in these Combined Financial Statements, has been allocated to the Business on the basis of the Business' proportionate share of the identifiable operating assets of DuPont. DuPont management believes this allocation is reasonable, but it is not necessarily indicative of the cost that would have been incurred if the Business had been operated as a separate entity.

 Income Taxes

  The taxable income/loss of the various units comprising the Business was included in the tax return of the DuPont entity of which it was a part. As such, separate income tax returns were not prepared or filed for the Business. Tax expense has been separately determined for the Business by applying the asset and liability approach to the various units of the Business as if it were a separate taxpayer.

  Under the basis of presentation for these Combined Financial Statements, no provision has been made for taxes on cash remittances from the various units of the Business to the DuPont entity of which they are a part. Generally, remittances from a wholly-owned subsidiary to its in-country parent are tax free.

 Foreign Currency Translation

  DuPont has determined that the U.S. dollar is the functional currency of its worldwide operations and that this functional currency determination is appropriate to the economic environment in which the Business operated during the periods covered by these Combined Financial Statements. Foreign currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates, except for inventories, prepaid expenses and property, plant and equipment, which are translated at historical rates. Income and expenses are translated at average exchange rates in effect during the year, except for expenses related to balance sheet amounts that are translated at historical exchange rates. Gains and losses from the translation of monetary assets and liabilities are included in income in the period they occurred and are allocated to the Business based on its proportionate share of the beginning-of-period and end-of-period balances of each monetary asset and liability of the DuPont subsidiary of which it is a part.

 Pensions

  DuPont has noncontributory defined benefit plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and pay near retirement. The cost of these plans for active employees was assigned to the Business. Pension coverage for employees of DuPont's non-U.S. subsidiaries is provided, to the extent deemed appropriate, through similar separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves. The cost of these non-U.S. plans has been assigned to the Business using methods that DuPont believes are appropriate.

  Pension cost assigned to the Business is considered to be financed by DuPont in the period the pension cost was incurred. Pension liabilities and assets have been measured at December 31, 1995, 1994 and 1993.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Accordingly, resulting gains or losses associated with actuarial changes and with actual investment returns have been excluded from the pension costs assigned to the Business. Such cost is not necessarily indicative of the pension cost that would have been incurred if the Business had been operated as a separate company. DuPont has assumed responsibility for pension payments to Business retirees and will transfer assets to Dade, from the DuPont pension fund, equal to the agreed-upon liabilities for transferred employees. Accordingly, pension related assets and liabilities are not included in the Combined Financial Statements [See Note 10].

 Other Postretirement Benefits

  DuPont and certain of its subsidiaries provide medical, dental, and life insurance benefits to pensioners and their survivors. These benefits are accounted for as they are earned by employees. Other postretirement liabilities have been measured at December 31, 1995, 1994 and 1993. Accordingly, resulting gains or losses associated with actuarial changes have been excluded from the postretirement costs assigned to the Business. These benefit costs are not necessarily indicative of the postretirement benefit costs that would have been incurred if the Business had operated as a separate entity. The cost of these benefits is considered to be financed by DuPont in the period incurred. Other postretirement benefits liabilities will be retained by DuPont and are not included in the Combined Financial Statements. [See Note 11].

 Compensation Plan

  DuPont sponsors a Variable Compensation Plan where awards may be granted in DuPont stock and/or cash to employees of the Business who have contributed most in a general way to the Business' success, consideration being given to ability to succeed to more important managerial responsibility.

 Insurance

  During the period covered by the Combined Financial Statements, DuPont did not insure for property damage losses. Liability insurance was purchased with large deductibles. Costs included in the Combined Statement of Operations resulting from non-insured losses were not material; such costs are included in income as incurred.

 Environmental Remediation

  Expenses for environmental matters are recorded as operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Where feasible, these costs are assigned to the business unit responsible for the conditions being remediated. During 1995 and 1994, no material environmental remediation costs were assigned to the Business.

 Product Warranty

  The Business warrants its equipment products for a period of up to one year. Anticipated costs related to product warranty are charged to Cost of Goods Sold and Other Operating Expenses when sales occur.

NOTE 3. SALES AND ACCOUNTS RECEIVABLE TRADE

  Substantially all of the Business' sales are to hospitals and alternative health care markets.

  Accounts Receivable Trade are net of allowance for doubtful accounts of $1.3 and $1.5 at December 31, 1995 and 1994, respectively.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4. RELATED PARTY TRANSACTIONS

  The Combined Financial Statements include significant transactions with other DuPont organizations involving functions and services (such as cash management, tax administration, legal, and data processing) that were provided to the Business. The costs of these functions and services have been directly charged and/or allocated to the Business using methods that DuPont management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity. It is not feasible to segregate all of these charges from costs incurred directly by the Business. However, Selling, General and Administrative Expenses include $26.2 in 1995 and $26.1 in 1994 representing allocations of general corporate expenses to the Business.

NOTE 5. RESTRUCTURING CHARGES

  During 1994, the Business recorded $13.3 of restructuring charges directly related to management's decision to downsize its U.S. work force and to cease the manufacturing at a facility in Manati, Puerto Rico in order to improve productivity and competitiveness. Employee separation costs totaling $3.3 were incurred for the involuntary and voluntary termination of about 150 employees based upon a plan which identified the number of employees to be terminated and their functions. The remaining portion of the restructuring charge, $10.0, is primarily attributable to the loss on the sale of the Manati facility.

  The business' restructuring program was completed in 1995.

NOTE 6. COST OF GOODS SOLD AND OTHER OPERATING EXPENSES

  In connection with implementation of the restructuring plan, additional abnormal costs of $8.8 and $3.3 in 1995 and 1994, respectively, were expensed as incurred and were primarily due to product transfer activities, and employee training and relocation.

NOTE 7. PROVISION FOR INCOME TAXES

                                                                   1995   1994
                                                                   -----  -----
      Current Tax Expense:
        U.S. Federal.............................................. $ 2.0  $ 6.3
        U.S. State and Local......................................   0.6    --
        Non U.S...................................................   0.5    2.1
                                                                   -----  -----
          Total...................................................   3.1    8.4
                                                                   -----  -----
      Deferred Tax Expense:
        U.S. Federal..............................................   0.8   (8.5)
        U.S. State and Local......................................  (0.4)  (0.8)
        Non U.S...................................................   0.2    --
                                                                   -----  -----
          Total...................................................   0.6   (9.3)
                                                                   -----  -----
      Provision for Income Tax.................................... $ 3.7  $(0.9)
                                                                   =====  =====

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Deferred income taxes result from temporary differences between the financial and tax basis of the Company's assets and liabilities. The tax effects of temporary differences and tax loss/tax credit carry forwards included in the deferred income tax provision are as follows:

                                                                 1995    1994
                                                                 -----  ------
      Depreciation.............................................. $ 2.0  $ (2.5)
      Inventory.................................................   0.5     0.4
      Accrued Liabilities.......................................  (1.8)    5.7
      Net Operating Loss Carry Forwards.........................  (1.0)  (14.0)
      Change in Valuation Allowance.............................   0.7     1.1
      Other.....................................................   0.2     --
                                                                 -----  ------
                                                                 $ 0.6  $ (9.3)
                                                                 =====  ======

An analysis of the income tax provision follows:

                                                                  1995   1994
                                                                  -----  -----
      Income Before Income Taxes................................  $13.1  $ 0.4
                                                                  -----  -----
      Tax at 35% statutory U.S. federal tax rate................    4.6    0.1
      Lower effective tax rate on operations within U.S. posses-
       sions....................................................   (1.0)  (1.8)
      Change in valuation allowance.............................    0.7    1.1
      Other--Net................................................   (0.6)  (0.3)
                                                                  -----  -----
      Provision for Income Taxes................................  $ 3.7  $(0.9)
                                                                  =====  =====

NOTE 8. INVENTORIES

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1995    1994
                                                                 ------  ------
      Raw materials............................................. $  9.7  $ 12.1
      Semi-finished product.....................................   12.5    11.2
      Finished product..........................................   22.6    22.1
      Stores and supplies.......................................    2.4     1.4
                                                                 ------  ------
        Total before LIFO.......................................   47.2    46.8
      LIFO Reserve..............................................  (14.1)  (15.7)
                                                                 ------  ------
      Inventories............................................... $ 33.1  $ 31.1
                                                                 ======  ======

  DuPont's application of LIFO is not focused on individual business units. Accordingly, the results of applying LIFO are allocated to the Business. Management believes such allocations are reasonable, but may not necessarily reflect the cost that would have been incurred if LIFO had been applied on a business specific basis. The impact of the LIFO method was to decrease Cost of Goods Sold and Other Operating Expenses by $1.6 during 1995 and $0.2 during 1994. Inventories valued at LIFO comprise approximately 80 percent of combined inventories before LIFO adjustment for both years.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9. PROPERTY, PLANT AND EQUIPMENT

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1995    1994
                                                                 ------  ------
      Land...................................................... $  0.8  $  1.0
      Buildings and Equipment...................................  129.7   158.7
      Equipment Leased to Customers.............................   49.1    41.3
      Construction..............................................    5.2     7.0
                                                                 ------  ------
      Property, Plant and Equipment, at Cost.................... $184.8  $208.0
                                                                 ======  ======

  Depreciation expense for 1995 totaled $24.0; this represents $5.9 of depreciation on equipment at domestic customers and demo equipment plus $18.1 of depreciation on all other worldwide assets. Depreciation expense for 1994 totaled $24.5; this represents $6.0 of depreciation on equipment at domestic customers and demo equipment plus $18.5 of depreciation on all other worldwide assets. In addition, amortization of capitalized software (reported as Other Assets) was $1.6 in 1995 and $1.4 in 1994.

  Capital expenditures were $23.4 for 1995. In the United States, capital expenditures totaled $19.0; this includes $9.3 for capitalized instruments, $2.2 for capitalized software, and $7.5 for all other capital expenditures. Non-U.S. capital expenditures, principally capitalized instruments, totaled $4.4 for 1995. Capital expenditures were $21.9 for 1994. In the United States, capital expenditures totaled $18.2 for 1994; this included $8.0 for capitalized instruments, $2.2 for capitalized software, and $8.0 for all other capital expenditures. Non-U.S. capital expenditures, principally capitalized instruments, totaled $3.7 for 1994.

NOTE 10. PENSION COST

  For U.S. plans, the pension cost was determined using a discount rate of
9.00 percent and 7.25 percent for 1995 and 1994, respectively. A long-term rate of compensation increase of 5 percent was used for both years. For non-U.S. plans, no one of which was material, similar economic assumptions were used.

  The projected benefit obligation (PBO) used in determining the pension cost was $61.9 and $88.6 at January 1, 1995 and 1994, respectively. For the U.S. qualified plan, the PBO was assumed to be fully funded by pension plan assets allocated from the DuPont plan, with an assumed long-term rate of return of 9 percent for both years.

  The elements of pension costs assigned to the Business using the above methods were:

                                                                  1995    1994
                                                                 ------  ------
      Service cost.............................................. $  4.8  $  6.7
      Interest cost.............................................    5.7     6.3
      Expected return on plan assets............................   (4.9)   (7.1)
                                                                 ------  ------
      Net Pension Cost.......................................... $  5.6  $  5.9
                                                                 ======  ======

  The year-end PBO was $97.4 for 1995. For the U.S. plans, the PBO was determined using a discount rate of 7.25 percent and a long-term rate of compensation increase of 5 percent. For the non-U.S. plans, similar economic assumptions were used.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11. OTHER POSTRETIREMENT BENEFITS

  Other postretirement benefits cost includes the following components:

                                                                      1995 1994
                                                                      ---- ----
      Service cost................................................... $1.4 $2.0
      Interest cost..................................................  1.9  2.2
                                                                      ---- ----
      Other Postretirement Benefits Cost............................. $3.3 $4.2
                                                                      ==== ====

  The above costs were based on an accumulated postretirement benefit obligation (APBO) of $20.6 and $30.9 at January 1, 1995 and 1994, respectively. The health care trend used in determining the APBO was an escalation rate of 8 percent decreasing to 5 percent over 8 years, and 10 percent decreasing to 5 percent over 10 years, respectively for January 1, 1995 and January 1, 1994. A 5 percent assumed long-term rate of compensation increase was used for life insurance for both years. The discount rate was
9.00 percent and 7.25 percent for January 1, 1995 and 1994, respectively. A one percentage-point increase in the health care cost escalation rate would have increased the other postretirement benefits cost by $0.4 in 1995 and $0.7 in 1994.

NOTE 12. SUPPLEMENTAL CASH FLOW INFORMATION

  As described in Note 1, DuPont's cash management system is not designed to trace centralized cash and related financing transactions to the specific cash requirements of the Business. In addition, DuPont's corporate transaction systems are not designed to track liabilities and payments on a business specific basis. Given these constraints, the following data are presented to facilitate analysis of key components of cash flow activity.

                                                                  1995   1994
                                                                  -----  -----
   Net Income...................................................  $ 9.4  $ 1.3
   Depreciation and Amortization................................   25.6   25.9
   Loss on Disposal of PP&E [See Note 5]........................    --    10.0
   Change in Accounts Receivable................................   (9.2)  (0.2)
   Change in Inventory..........................................   (2.0)   9.8
   Change in Other Assets.......................................    2.4    0.3
   Change in Product Warranty...................................    1.1   (0.3)
   Change in Deferred Service Revenue...........................   (4.4)  (2.3)
                                                                  -----  -----
   Cash Flow from Operating Activities, excluding DuPont Financ-
    ing.........................................................  $22.9  $44.5
                                                                  -----  -----
   Investment Activities (Capital Expenditures).................  $23.4  $21.9
                                                                  -----  -----
   Net Financing Provided to (by) DuPont*.......................  $(0.5) $22.6
                                                                  =====  =====

- --------
* The difference between Cash Flow from Operating Activities and Investment Activities does not necessarily represent the cash flows of the Business, or the timing of such cash flows, had it operated as a separate entity.

NOTE 13. COMMITMENTS AND CONTINGENCIES

  The Business has various purchase commitments for materials, supplies, and items of permanent investment incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

  The Business does not have any material lease commitments.

                             IN VITRO DIAGNOSTICS
             (A DIVISION OF E. I. DU PONT DE NEMOURS AND COMPANY)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The Business is subject to various lawsuits and claims with respect to such matters as product liabilities, governmental regulations and other actions arising out of the normal course of business. While the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists, in the opinion of DuPont's counsel, the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated financial position of the Business.

NOTE 14. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

  The Business operates within a single industry segment.

                         UNITED STATES EUROPE  OTHER  ELIMINATIONS CONSOLIDATED
                         ------------- ------  -----  ------------ ------------
1995
Sales to unaffiliated
 customers (1)..........    $258.7     $59.4   $23.7     $  --        $341.8
Transfers between geo-
 graphic areas..........      38.8       0.6     --       (39.4)         --
                            ------     -----   -----     ------       ------
  Total.................    $297.5     $60.0   $23.7     $(39.4)      $341.8
                            ======     =====   =====     ======       ======
Income before interest
 expense and taxes......    $ 26.4     $ 2.1   $(2.8)    $ (5.0)      $ 20.7
                            ======     =====   =====     ======       ======
Total assets to be
 sold...................    $134.2     $44.3   $14.9     $ (5.0)      $188.4
                            ======     =====   =====     ======       ======
1994
Sales to Unaffiliated
 Customers (1)..........    $257.5     $46.3   $22.1     $  --        $325.9
Transfers between geo-
 graphic areas..........      35.3       0.2     0.4      (35.9)         --
                            ------     -----   -----     ------       ------
  Total.................    $292.8     $46.5   $22.5     $(35.9)      $325.9
                            ======     =====   =====     ======       ======
Income before interest
 expense and taxes......    $ 10.0     $(0.3)  $(1.1)    $ (1.4)      $  7.2
                            ======     =====   =====     ======       ======
Total assets to be
 sold...................    $140.7     $35.3   $14.8     $ (4.3)      $186.5
                            ======     =====   =====     ======       ======

- --------
(1) Sales outside the United States of products manufactured in, and exported from, the United States totaled $6.9 in 1995 and $13.6 in 1994.

                                 EXHIBIT INDEX

  Exhibit No.                      Document                          Page
- ---------------   ---------------------------------------------  -------------
     2.1          Asset Purchase and Sale Agreement between
                  E.I. duPont de Nemours & Company and Dade
                  Chemistry Systems Inc. dated December 11,
                  1995 as amended and restated on May 7, 1996.


                               Page 5 of 5 pages